Exhibit 5.1

20 October 2003

Interwave Communications International Ltd.

2495 Leghorn Street

Mountain View, California 94043

United States of America

Dear Sirs

Interwave Communications International Ltd. (the “Company”)
Registration Statement on Form S-8

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on 20 October 2003 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended (the “Securities Act”), of 200,000 common shares of the Company, par value USD 0.01 per share, issuable pursuant to the 1999 Option Plan of the Company and 67,551 common shares of the Company, par value USD 0.01 per share, issuable pursuant to the 1999 Employee Share Purchase Plan of the Company.  Such common shares are collectively referred to herein as the “Common Shares” and such plans are collectively referred to herein as the “Plans”.

For the purposes of giving this opinion, we have reviewed a copy of the Registration Statement.  We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 6 October 2003, copies of resolutions passed by the members of the Company on 17 January 2000, 6 December 2001 and 24 January 2003 and resolutions passed by the board of directors of the Company on 21 September 1999, 11 October 2001, 15 November 2002 and 29 April 2003, each certified by the Secretary of the Company on 13 October 2003 (together the “Resolutions”), copies of the Plans, each certified by the Secretary of the Company on 6 October 2003 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, if will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (d) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (e) that the Resolutions remain in full force and effect and have not been rescinded or amended, (f) that, upon the issue of each of the Common Shares, the Company will receive consideration equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

On the basis of, and subject to, the foregoing, we are of the opinion that:

1.                                       The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.                                       When issued and paid for in accordance with the terms of the respective Plans, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ CONYERS DILL & PEARMAN